Exhibit 107

Calculation of Filing Fee Tables

Form S-1
(Form Type)

180 Life Sciences Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered(1)	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common stock, par value $0.0001(2)	4,627,500	$50,439,750(16)	S-1	333-249539	November 2, 2020
Equity	Common stock, par value $0.0001, underlying rights(3)	50,250	$547,725(16)	S-1	333-249539	November 2, 2020
Equity	Common stock, par value $0.0001, underlying Series A Convertible Preferred Stock(4)	1,388,890	$3,666,667	S-1	333-249539	November 2, 2020
Equity	Common stock, par value $0.001, underlying secured convertible promissory notes(5)	2,592,195	$5,184,390	S-1	333-249539	November 2, 2020
Equity	Common stock, par value $0.0001, underlying unsecured convertible promissory note(6)	198,751	$795,003	S-1	333-249539	November 2, 2020
Equity	Common stock, par value $0.001, underlying warrants(7)	251,250	$2,889,375	S-1	333-249539	November 2, 2020
Equity	Common stock, par value $0.0001(8)	2,714,000	$24,670,260(17)	S-1	333-258045	July 27, 2021
Equity	Common stock, par value $0.0001, underlying the February PIPE Warrants(9)	2,564,000	$12,820,000.00	S-1	333-258045	July 27, 2021
Equity	Common stock, par value $0.0001, underlying the Bridge Notes(10)	158,383	$1,439,702(17)	S-1	333-258045	July 27, 2021
Equity	Common stock, par value $0.0001, underlying the Public Warrants(11)	6,001,250	$69,014,375	S-1	333-258045	July 27, 2021
Equity	Common stock, par value $0.0001(12)	2,875,000	$15,180,000(18)	S-1	333-259209	September 9, 2021
Equity	Common stock, par value $0.0001, underlying the August PIPE Warrants(13)	2,500,000	$18,750,000	S-1	333-259209	September 9, 2021
Equity	Common stock, par value $0.0001, underlying the AGP Warrants(14)	63,658	$336,115	S-1	333-259209	September 9, 2021
Equity	Common stock, par value $0.0001, underlying the Alpha Settlement Warrants(15)	25,000	$176,750	S-1	333-259209	September 9, 2021

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers such additional securities as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or similar transactions.
(2)	Represents the resale of shares of common stock issued in certain private transactions described in the October Registration Statement (as defined in the accompanying prospectus).
(3)	Represents the resale of shares of common stock issued upon the conversion of certain rights that were issued to the registrant’s sponsor and the underwriters of its initial public offering in a private placement.
(4)	Represents the resale of shares of common stock issued upon the conversion of $3,666,667 of shares of the registrant’s Series A Convertible Preferred Stock issued in a private placement described in the October Registration Statement based on a conversion price (after giving effect to certain potential anti-dilution adjustments) of $2.64 per share.
(5)	Represents the resale of shares of common stock issued upon the conversion of certain secured convertible 10% original issue discount promissory notes in the aggregate principal amount of $4,713,077.39 (after giving effect to the 10% original issue discount) that were issued to investors in certain private transactions described in the October Registration Statement, plus interest thereon at the rate of 10% per annum for one year, based on a floor conversion price (after giving effect to certain potential anti-dilution adjustments) of $2.00 per share.
(6)	Represents the resale of shares of common stock issued to the Sponsor upon the conversion, at a conversion price of $4.00 per share, of a convertible promissory note in the principal amount of $795,003, that was issued to the Sponsor in a private transaction.
(7)	Represents the resale of shares of common stock issuable upon the exercise, at an exercise price of $11.50 per share, of the Private Placement Warrants (as defined in the accompanying prospectus).
(8)	Represents the resale of shares of common stock issued in certain private transactions described in the July Registration Statement (as defined in the accompanying prospectus).
(9)	Represents the resale of shares of common stock issuable upon the exercise, at an exercise price of $5.00 per share, of the February PIPE Warrants (as defined in the accompanying prospectus).
(10)	Represents the resale of shares of common stock that were issued to the holders of the Bridge Notes (as defined in the accompanying prospectus) upon conversion of the Bridge Notes.
(11)	Represents 6,001,250 shares of common stock issuable upon the exercise of the Public Warrants (as defined in the accompanying prospectus).
(12)	Represents the resale of shares of common stock issued in certain private transactions described in the August Registration Statement (as defined in the accompanying prospectus).
(13)	Represents the resale of shares of common stock issuable upon the exercise, at an exercise price of $7.50 per share, of the August PIPE Warrants (as defined in the accompanying prospectus).
(14)	Represents the resale of shares of common stock issuable upon the exercise, at an exercise price of $5.28 per share, of the AGP Warrants (as defined in the accompanying prospectus)
(15)	Represents the resale of shares of common stock issuable upon the exercise, at an exercise price of $7.07 per share, of the Alpha Settlement Warrants (as defined in the accompanying prospectus).
(16)	Estimated solely for the purpose of computing the amount of the registration fee and is based on the average high and low sales prices of our common stock of $10.90 per share as of October 14, 2020, as reported on The NASDAQ Capital Market, pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(17)	Estimated solely for the purpose of computing the amount of the registration fee and is based on the average high and low sales prices of our common stock of $9.09 per share as of July 16, 2021, as reported on The NASDAQ Capital Market, pursuant to Rule 457(c) under the Securities Act of 1933, as amended.
(18)	Estimated solely for the purpose of computing the amount of the registration fee and is based on the average high and low sales prices of our common stock of $5.28 per share as of August 27, 2021, as reported on The NASDAQ Capital Market, pursuant to Rule 457(c) under the Securities Act of 1933, as amended.